Exhibit 4.1(d)



                          AMENDED CONSULTING AGREEMENT


     This Amended Consulting Agreement (the "Consulting Agreement") made as of July 9, 2001, by and between Howard Schraub, 8538 Ruette Monte Carlo, La Jolla, CA 92037 ("Consultant") and Imaging Technologies Corporation with offices at 15175 Innovation Drive, CA 92128 (the "Company").

                                   WITNESSETH

     WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

     WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

     WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

     1.     APPOINTMENT.
            -----------

     The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

     2.     TERM.
            ----

     The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on June 30, 2002, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

     3.     SERVICES.
            --------

     During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning strategic planning, matters in connection with the operation of the businesses of the Company, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

          (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

          (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

          (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

          (d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

          (e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing. Consultant will not directly or indirectly arrange a financing that involves any securities issuance, whether equity or debt.


     4.   DUTIES  OF  THE  COMPANY.
          ------------------------

     The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

     5.     COMPENSATION.
            ------------

     The Company will immediately grant Consultant 5,000,000 shares of the Company's Common Stock. Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

     6.     REPRESENTATION  AND  INDEMNIFICATION.
            ------------------------------------

     The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

     7.     MISCELLANEOUS.
            -------------

     Termination:     This  Agreement  may  be  terminated  by either Party upon
     -----------
written  notice  to the other Party for any reason which shall be effective five
(5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

     Modification:     This  Consulting  Agreement  sets  forth  the  entire
     ------------
understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     Notices:     Any  notice  required or permitted to be given hereunder shall
     -------
be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

     Waiver:     Any waiver by either Party of a breach of any provision of this
     ------
Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     Assignment:     The  Options  under  this  Agreement  are assignable at the
     ----------
discretion  of  the  Consultant.

     Severability:     If any provision of this Consulting Agreement is invalid,
     ------------
illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Disagreements:  Any  dispute  or  other disagreement arising from or out of
     -------------
this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in San Diego, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

IMAGING  TECHNOLOGY  CORP.                    CONSULTANT



/s/  Brian  Bonar                             /s/  Howard  Schraub
------------------                            --------------------
Brian  Bonar                                  Howard  Schraub
President  and  CEO